Exhibit 99.1

CONTACT:
Cheryl D. Hodges
(859) 392-3331

Omnicare Appoints John T. Crotty as Non-Executive Chairman of the Board of Directors

COVINGTON, Ky., May 23, 2008 (BUSINESS WIRE) — Omnicare, Inc. (NYSE:OCR), one of the nation’s leading providers of pharmaceutical care for the elderly, today announced the appointment of John T. Crotty as the new non-executive Chairman of its Board of Directors.

Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “John has been a member of Omnicare’s Board since 2004 and is an ideal person to serve as Chairman of the Board. His strong leadership qualities, experience and understanding of our business will help us to build upon what Omnicare has already accomplished and drive future growth for the Company and its shareholders.”

“I am honored to be appointed Chairman of the Board,” said Mr. Crotty. “Omnicare is a great company and I look forward to working with my fellow directors and the management team to further the Company’s strategy and to create value for its shareholders.”

Mr. Crotty has been a member of Omnicare’s Board since 2004. Currently, he is Managing Partner of CroBern Management Partnership LLP, a healthcare investment and advisory firm. Previously, he served as President and Chief Executive Officer of CroBern Inc., a healthcare consulting and advisory firm, which he co-founded, along with CroBern Management Partnership, in 1986. Prior to that, he held several senior management positions during his 19 year tenure with American Hospital Supply Corporation. Mr. Crotty is also currently a Director of Owens & Minor, Inc., a distributor of medical and surgical supplies, as well as a Director of three private companies in the health care industry.

Mr. Crotty holds an A.B. degree from Grinnell College and an M.B.A. from the University of Chicago Graduate School of Business.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company’s Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

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